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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of Verizon Communications Inc. on Form S-8 (File Nos. 333-81619 and 333-33747) of our report dated June 21, 2002 included in the Annual Report of the Verizon Savings and Security Plan for New York and New England Associates on Form 11-K for the year ended December 31, 2001.




/s/ Mitchell & Titus, LLP

New York, New York

June 21, 2002